EXHIBIT 23.1
                       CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (No. 33-67088) and Form S-8 (File No. 33-81702) of our report dated January 31, 1997, with respect to the consolidated balance sheet of FiberMark, Inc. as of December 31, 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended, and all related schedules, which report appears in the December 31, 1996, annual report on Form 10-K of FiberMark, Inc.


/s/ KPMG Peat Marwick LLP

KPMG PEAT MARWICK LLP

Burlington, Vermont
March 27, 1997

                                 EXHIBIT 23.2
                       CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement of FiberMark, Inc. (formerly Specialty Paperboard, Inc.) on Form S-8 (File
No. 33-67088) and Form S-8 (File No. 33-81702 of our report dated January 26, 1996, on our audits of the consolidated financial statements and financial statement schedule of Specialty Paperboard, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 27, 1997